Exhibit 10.1
FIRST AMENDMENT
TO
LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 18th day of January 2006, by and among DAWSON GEOPHYSICAL COMPANY, whose address for purposes of this Amendment is 508 West Wall Street, Suite 800, Midland, Texas 79701 (the “Borrower”), and WESTERN NATIONAL BANK, a national banking association, whose address is 508 West Wall, Suite 1100, Midland, Texas 79701 (the “Bank”).
NOTICE IS TAKEN OF THE FOLLOWING:
A.	Borrower and Bank have previously entered into that certain Loan Agreement, dated January 18, 2006 (the “Existing Loan Agreement”). Capitalized terms not otherwise defined herein are defined in the Existing Loan Agreement.

B.	The Existing Loan Agreement provides for a revolving line of credit in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00)(the “Loan”).

C.	The Borrower and the Bank have now agreed to amend the Existing Loan Agreement in order to substitute new terms regarding the non-recourse nature of the revolving line of credit.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Loan Agreement as follows:
1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Existing Loan Agreement.

2.	Amendment.

That paragraph of the Existing Loan Agreement under the subheading of “Non-Recourse” is hereby amended by deleting it in its entirety and substituting the following:

Non-Recourse

Although the Borrower is responsible on a corporate basis for the full repayment of principal and interest due on the Obligations and for any other Event of Default for which the Borrower is responsible, the Bank specifically acknowledges and agrees that neither any of the directors, officers, or employees of the Borrower nor any of the Borrower’s shareholders shall have any personal liability whatsoever for the repayment of the Loan. The sole party responsible for repayment of the Loan shall be the Borrower, and the sole security for the Loan shall be the Collateral covered by the Security Instruments.

3.	Effectiveness:

a.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Loan Agreement shall remain unmodified, and the Existing Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

b.	All references to the Existing Loan Agreement herein or in any other document or instrument between Borrower and Bank shall hereinafter be construed to be references to the Existing Loan Agreement as modified by this Amendment.

4.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5.	Notice of Final Agreement:

THIS WRITTEN AMENDMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BANK: WESTERN NATIONAL BANK
By:	/s/ James R. Kreuz
James R. Kreuz
President

BORROWER: DAWSON GEOPHYSICAL COMPANY
By:	/s/ Stephen C. Jumper
Stephen C. Jumper
President

By:	/s/ L. Decker Dawson
L. Decker Dawson
Chairman of the Board